As filed with the Securities and Exchange Commission on May 20, 1998

                                               Registration No. 333-_______


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM S-8
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933

                          PRESTIGE FINANCIAL CORP.
          (Exact Name of Registrant as Specified in its Charter)

   New Jersey                         22-3216510
   (State or Other                  (IRS Employer
    Jurisdiction of                  Identification
    Incorporation                    Number)
    or Organization)

        One Royal Road, P.O. Box 2480, Flemington, New Jersey 08822
                 (Address of Principal Executive Offices)

              1994 STOCK OPTION PLAN FOR SENIOR MANAGEMENT
               1994 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
                         (Full Title of the Plan)

                            Robert J. Jablonski
                       One Royal Road, P.O. Box 2480
                       Flemington, New Jersey 08822
                  (Name and Address of Agent for Service)

                               (908) 806-6200
                  (Telephone Number of Agent for Service)

                                Copies to:

                            Karen L. Witt, Esq.
                      Rothgerber Johnson & Lyons LLP
                       1200 17th Street, Suite 3000
                          Denver, Colorado 80202
                              (303) 623-9000

                      CALCULATION OF REGISTRATION FEE




Title of                     Proposed Maximum  Proposed Maximum    Amount of
Securities to    Amount to     Offering Price     Aggregate       Registration
be Registered  be Registered     Per Share       Offering Price       Fee

Common Stock     68,750 (1)        $14.00 (2)     $962,500.00 (2)    $283.94



    (1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares of Common Stock stated above, an indeterminate number of shares which by reason of certain events specified in the plans may become subject to the plans.
    (2) Pursuant to Rule 457 under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the average of the high and low prices of the Company Stock quoted on the NASDAQ National Market on May 18, 1998. The contents of the Form S-8 Registration Statement (SEC File No. 33-83066) filed on August 19, 1994,the Form S-8 Registration Statement (SEC File No. 33-99042) filed on November 6, 1995, the Form S-8 Registration Statement (SEC File No. 333-15739) filed on November 7, 1996, and the Form S-8 Registration Statement (SEC File No. 333-28977) filed on June 11, 1997 (together, the "Registration Statements"), are incorporated herein by this reference.

    On April 21, 1998, the shareholders of Prestige Financial Corp. (the "Company") voted to amend:

    1. Section 4(a) of the 1994 Stock Option Plan for Senior Management ("SMP") to provide for the issuance of an additional 43,750 shares (from 130,125 shares to 173,875 shares) of common stock of the Company to executive officers of the Company.

    2. Section 4 of the 1994 Stock Option Plan for Outside Directors ("ODP") to provide for the issuance of an additional 25,000 shares (from 132,000 shares to 157,000 shares) of common stock of the Company to outside (non-employee) directors of the Company.

    In all other respects the SMP, the ODP and the other plans described in the Registration Statements remain the same. Copies of the amended SMP and the amended ODP are attached hereto as Exhibit 4.3 and Exhibit 4.4, respectively.

                                PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits

    The following exhibits are attached to this registration statement:

    4.3  1994 Stock Option Plan for Senior Management
    4.4  1994 Stock Option Plan for Outside Directors
    5    Opinion of Rothgerber Johnson & Lyons LLP as to legality
    23.1 Consent of KPMG Peat Marwick LLP
    23.2 Consent of Rothgerber Johnson & Lyons LLP

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Flemington and the State of New Jersey, on this 20th day of May, 1998.

                                      PRESTIGE FINANCIAL CORP.


                                      By:  /s/ Arnold F. Horvath
                                      Arnold F. Horvath, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                   Title             Date


/s/ Arnold F. Horvath     President and      May 20, 1998
Arnold F. Horvath           Director


/s/ Robert J. Jablonski    CEO, CFO and      May 20, 1998
Robert J. Jablonski      Director (Principal
                        Executive, Accounting
                        and Financial Officer)


/s/ Roland D. Boehm, Sr.  Vice Chairman of    May 20, 1998
Roland D. Boehm, Sr.        the Board


/s/ Louis R. DeFalco      Chairman of the     May 20, 1998
Louis R. DeFalco            Board


/s/ Gerald A. Lustig         Director         May 20, 1998
Gerald A. Lustig


/s/ James W. MacDonald       Director         May 20, 1998
James W. MacDonald


/s/ Arthur Stryker, Jr.      Director         May 20, 1998
Arthur Stryker, Jr.


                           EXHIBIT INDEX


Exhibit No.              Description                             Page No.

4.3          1994 Stock Option Plan for Senior Management             6

4.4          1994 Stock Option Plan for Outside Directors            15

5            Opinion of Rothgerber Johnson & Lyons LLP
             as to legality                                          21

23.1         Consent of KPMG Peat Marwick LLP                        22

23.2         Consent of Rothgerber Johnson & Lyons LLP               23